AMENDMENT NO. 1
To the Contract dated
11 September 2013 made between
Jurong Shipyard Pte Ltd and Helix Q7000 Vessel Holdings S.a.r.l

This AMENDMENT NO. 1 (“Amendment No. 1”) is made this 8th day of June 2015

BY and BETWEEN:-

(1)	JURONG SHIPYARD PTE. LTD., a corporation organised under the laws of Singapore, having its registered office at 29 Tanjong Kling Road, Singapore 628054 (the “Builder”);

And

(2)	HELIX Q7000 VESSEL HOLDINGS S.a.r.l.(“the Owner”)

collectively called “the Parties”, and “Party” shall refer to either one of them

WHEREAS

A.	The Builder and the Owner entered into a contract (“Contract”) dated 11th September 2013 for the construct and deliver to Owner one (1) unit of Well Intervention Semisubmersible Unit (“Vessel”).

B.	The Owner has requested and the Builder has agreed to a deferment the Delivery of the Vessel under the Contract.

NOW therefore the Parties agree as follows:

1.	The Contract will be amended on the terms and in the manner set out below. In the event of conflict between this Amendment No. 1 and the Contract the terms of this Amendment No. 1 shall prevail.

2.
This Amendment No. 1 shall be supplemental to and shall form an integral part of the Contract. Nothing in this Amendment No. 1 shall be construed as constituting a release or discharge of the Parties from their obligations and liabilities under the Contract and save as amended by this Amendment No. 1, the Contract shall continue in full force and effect and where necessary shall be read and construed as if the terms of this Amendment No. 1 were inserted thereon by way of addition or substitution (as the case may be). All terms used in this Amendment No. 1 shall have the same meaning as terms used in the Contract.

3.
The Delivery of the Vessel shall be deferred and the revised Delivery Date shall be 30 July 2017. Parties shall, following execution of this Amendment No. 1, discuss and agree on the necessary changes to the Programme (i.e. Paragraph 4.1 of the Contract), so as to effect the revised Delivery Date. To the extent the Parties have yet to agree or have not agreed on necessary changes to the Programme, all references to the Programme in the Contract shall operate on the basis that (1) KD7 (Commencement of Commissioning Process) is revised to 31 October 2016 and (2) KD 11 (Delivery of the Vessel) is revised to 30 July 2017, and all other milestones and Key Dates are inoperative.

4.	The payment of the Contract Price under the Contract shall be revised as follows:

Percentage of Contract Price	Payment
20%	Upon execution of Contract
20%	25 June 2016
60%	Delivery

4.1	Clause 22.2 of the Contract shall be deleted in its entirety and replaced with the following:

“22.2    Upon execution of this Contract, Owner shall pay 20% of the Contract Price as indicated in the payment schedule in Section 3 – Schedule of Prices. On 25 June 2016, Owner shall pay a further 20% of the Contract Price. On or before Delivery, Owner shall pay Builder that portion of Contract Price indicated in the payment schedule contained within Section 3 - Schedule of Prices with respect to Delivery. In respect of Variation Orders, each invoice shall describe the Work performed completed in sufficient detail, with accompanying documentation substantiating the Work performed for which such invoice is issued.”

4.2	Paragraph 3.6 of Section 3 – Schedule of Prices of the Contract shall be deleted in its entirety and replaced with the following:

“3.6    INSTALMENTS

The Owners shall pay the Contract Price which shall become due and payable to the Builder in instalments as follows:-

3.6.1
First Instalment: The sum of United States Dollars Sixty-Nine Million and Two Hundred Thousand (US$69,200,000) equivalent to 20% of the Contract Price shall be paid within 3 banking days from the date of this Contract.

3.6.2	Second Instalment: The sum of United States Dollars Sixty-Nine Million and Two Hundred Thousand (US$69,200,000) equivalent to 20% of the Contract Price shall be paid on or before 25 June 2016.

3.6.3
Final Instalment: The sum of United States Dollars Two Hundred and Seven Million and Six Hundred Thousand (US$207,600,000), equivalent to 60% of the Contract Price shall be paid upon Delivery of the Vessel.

All payments of instalments to be made by the OWNERS shall be made promptly upon the presentation of the Builder’s invoices and in full and without any set off, abatement, counterclaim, withholding or deduction.

Builder acknowledges that as of the date of Amendment No. 1, Owners have paid the First Instalment in full.

Payment for Variation Orders shall be negotiated and agreed through a Change Order Process.”

5.
The Owner shall, in addition to its payment obligations under Section 3.6 of the Contract, (a) make payment of compensation for the Builder’s prolongation costs associated with the changes to the Programme outlined above, composed of the Builder’s shipyard related prolongation costs (the “Builder’s Prolongation Costs”) and the costs incurred by Builder’s various vendors and subcontractors (the “Vendors’ Prolongation Costs”) (collectively, the “Prolongation Costs”), provided that Owner’s obligation to compensate Builder for Vendors’ Prolongation Costs shall not exceed USD 4,000,000 and (b) pay Builder a delay fee (the “Delay Fee”), all in accordance with the table below:

Description	Amount	Payment Date / Milestones
Builder’s Prolongation Costs	US$ 2 million
1st Payment (USD 1,000,000):
1.    Within 30 days of execution of this Amendment No. 1; or
2.    Owner’s receipt of Builder’s invoice for the same
Whichever is the later

Final payment(USD 1,000,000):
On or before Delivery of the Vessel

Vendors’ Prolongation Costs	The lesser of actual documented costs, and US$ 4 million
1st Payment (USD 2,000,000):
1.    Within 30 days of execution of this Amendment No. 1; or
2.    Owner’s receipt of Builder’s invoice for the same.
Whichever is the later

Final Payment: Vendor’s Prolongation Costs less the 1st Payment, provided that if the 1st Payment exceeds total actual Vendors’ Prolongation Costs, the difference shall be deducted from the Final Instalment under Clause 3.6.3, on or before Delivery of the Vessel.

Delay Fee	US$8.5 million
1st Payment (50%):
1.    Within 30 days of execution of this Amendment No. 1; or
2.    Owner’s receipt of Builder’s invoice for the same
Whichever is the later

Final payment (50%):
On or before Delivery of the Vessel

6.
In the event that the aforesaid amounts in respect of Prolongation Costs and Delay Fee are not paid in accordance with the timeline set out in Clause 5 above, this Amendment No. 1 shall be null and void and of no effect. Builder agrees that Owner’s payment of the aforesaid Prolongation Costs and Delay Fee shall be the Builder’s sole remedy with respect to extra costs and expenses relating to the change in the Programme contemplated hereby and Builder shall not be entitled to seek any Variation Orders arising out of changes to the Programme resulting from this Amendment No. 1.

7.	Save as aforesaid, all terms and conditions of the Contract shall remain unchanged and be in full force and effect.

8.
Each Party agrees that upon the other Party’s written request, the Party shall obtain the written acknowledgment of respective parent companies that their Parent Company Guarantees both dated 11 September 2013 shall not be released or discharged in any way otherwise than in accordance with the terms of the respective parent company guarantees.

9.	This Amendment No. 1 shall be governed by English Law.

10.	This Amendment No. 1 may be executed in counterparts.

11.	This Amendment No. 1 contains the entirety of the Parties’ agreement with respect to the matters set forth herein and may not be altered or amended by prior evidence, whether oral or written.

For and on behalf of	}
Helix Q7000 Vessel Holdings S.a.r.l.	}
/s/ Anthony Tripodo	}
Name: Anthony Tripodo	}
Title: Class A Manager	}

For and on behalf of	}
Helix Q7000 Vessel Holdings S.a.r.l.	}
/s/ Ingrid Cernicchi	}
Name: Ingrid Cernicchi	}
Title: Class B Manager	}

For and on behalf of	}
Jurong Shipyard Pte Ltd	}
/s/ William Gu Weiguang	}
Name: William Gu Weiguang	}
Title: General Manager, Offshore	}